Exhibit 99.1

Century Therapeutics Reports Full Year 2022 Financial Results and Provides Business Updates

- Phase 1 ELiPSE-1 trial of CNTY-101 in relapsed/refractory CD19 positive B-cell lymphomas underway -

- Ended 2022 with cash, cash equivalents, and investments of $367.4 million; Cash runway expected into 2026 –

PHILADELPHIA, March 16, 2023 -- Century Therapeutics, Inc. (NASDAQ: IPSC), an innovative clinical-stage biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology, today reported financial results and business highlights for the full-year ended December 31, 2022.

“We are excited about the significant progress of our next generation platforms for iNK and gamma delta iT product candidates, including the commencement of our Phase 1 ELiPSE-1 trial for CNTY-101. We are well-positioned for a productive 2023 as we continue building on the foundational investments we’ve made in iPSC technology, genetic editing, and manufacturing,” said Lalo Flores, Chief Executive Officer, Century Therapeutics. “We have a strong balance sheet and are realizing platform and operational efficiencies which we believe extend our cash runway into 2026 and allow us to deliver on our key platform and program milestones.”

Business Highlights

•	In February 2023, the Company announced that the first patient has been dosed in the first-in-human Phase 1 ELiPSE-1 trial evaluating CNTY-101 in relapsed or refractory CD19 positive B-cell lymphomas. As a leading next-generation allogeneic cell therapy candidate, CNTY-101 is the first to test the potential of a finite, repeat dosing regimen and the ability to deliver more durable responses enabled by Allo-Evasion™ gene edits designed to prevent rejection. Initial data from Schedule A of the trial is planned to be available by year-end 2023.
•	In January 2023, the Company announced an internal portfolio prioritization which allows for the acceleration of key programs including CNTY-107 in Nectin-4+ tumors, and extended the Company’s expected cash runway into 2026.
•	The Company has selected targets for CNTY-102, a CAR-iT product candidate, against CD19 and CD22 for relapsed/refractory B-cell lymphoma and other B-cell malignancies. The Company expects to share pre-clinical data later this year.
•	In November 2022, the Company presented preclinical data in two posters at the Society for Immunotherapy of Cancer 37th Annual Meeting. The data presented supported the Company’s next generation platform for iPSC-derived NK cells and demonstrated that iPSC-derived CAR gamma delta T cells effectively control solid tumors as monotherapy and in combination with a therapeutic antibody. The Company also hosted a virtual Research and Development Day, where the Company announced the nomination of the next pipeline program, CNTY-107.

Full Year 2022 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $367.4 million as of December 31, 2022, as compared to $358.8 million as of December 31, 2021. Net cash provided by operations was $14.1 million for the twelve months ended December 31, 2022 (which includes deferred revenues from the Bristol-Myers Squibb (BMS) collaboration of $118.0 million), compared to net cash used in operations of $89.0 million for the twelve months ended December 31, 2021.

•	Collaboration Revenue: Collaboration revenue was $5.2 million for the twelve months ended December 31, 2022, generated through the Company’s collaboration, option and license agreement with BMS.

•	Research and Development (R&D) expenses: R&D expenses were $97.2 million for the year ended December 31, 2022, compared to $75.6 million for the year ended December 31, 2021. The increase in R&D expenses was primarily due to an increase in personnel expenses related to increased headcount to expand the Company’s R&D capabilities, costs for preclinical studies and clinical expenses for advancing CNTY-101, costs for laboratory supplies, and facility costs.

•	General and Administrative (G&A) expenses: G&A expenses were $31.9 million for the year ended December 31, 2022, compared to $19.2 million for the year ended December 31, 2021. The increase in G&A expenses was primarily due to an increase in employee headcount and additional costs to operate as a public company.

•	Net loss: Net loss was $130.9 million for the year ended December 31, 2022, compared to $95.8 million for the year ended December 31, 2021.

Financial Guidance

•	The Company expects full year generally accepted accounting principles (GAAP) operating expenses to be between $135 million and $145 million, including non-cash stock-based compensation expense of $12 million to $17 million.

•	The Company estimates its cash, cash equivalents, and investments will support operations into 2026.

About Century Therapeutics

Century Therapeutics, Inc. (NASDAQ: IPSC) is a clinical-stage biotechnology company harnessing the power of adult stem cells to develop curative cell therapy products for cancer that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived iNK and iT cell product candidates are designed to specifically target hematologic and solid tumor cancers. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer care. For more information on Century Therapeutics please visit https://www.centurytx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our ability to obtain FDA acceptance for our future IND submissions and commence clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of the COVID-19 pandemic, geopolitical issues and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our future clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Company: Elizabeth Krutoholow – investor.relations@centurytx.com

Investors: Melissa Forst/Maghan Meyers – century@argotpartners.com

Media: Joshua R. Mansbach – century@argotpartners.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	December 31,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$84,265	$56,445
Short-term investments	231,233	166,434
Prepaid expenses and other current assets	4,223	5,275
Total current assets	319,721	228,154
Property and equipment, net	82,785	57,967
Operating lease right-of-use assets, net	28,945	11,854
Long-term investments	51,854	135,914
Other long-term assets	3,239	3,486
Total assets	$486,544	$437,375

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$5,454	$7,596
Accrued expenses and other liabilities	10,707	7,020
Long-term debt, current	6,502	1,039
Deferred revenue, current	7,154	-
Total current liabilities	29,817	15,655
Operating lease liability, noncurrent	38,698	14,559
Long-term debt, net	3,739	8,903
Other long-term liabilities	718	2,020
Deferred revenue	110,834	-
Total liabilities	183,806	41,137
Stockholders' equity
Common stock	6	5
Additional paid-in capital	824,292	785,049
Accumulated deficit	(519,098)	(388,166)
Accumulated other comprehensive loss	(2,462)	(650)
Total stockholders' equity	302,738	396,238
Total liabilities and stockholders' equity	$486,544	$437,375

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Year Ended
	December 31,	December 31,
	2022	2021
Collaboration Revenue	$5,199	$-

Operating Expenses
Research and development	$97,173	$75,648
General and administrative	31,857	19,235
In-process research and development	10,000	-
Total operating expenses	$139,030	$94,883

Loss from operations	(133,831)	(94,883)

Interest expense	(1,430)	(1,275)
Other income, net	4,420	377
Loss before provision for income taxes	$(130,841)	$(95,781)
Provision for income taxes	(91)	(43)
Net Loss	$(130,932)	$(95,824)

Unrealized loss on investments	(1,786)	(615)
Foreign currency translation adjustment	(26)	(32)
Comprehensive loss	(132,744)	(96,471)

Net loss per common share - Basic and Diluted	(2.27)	(2.96)

Weighted average common shares outstanding	57,755,842	32,392,554